PAM J. HALTER
1126 whispering oaks drive
Desoto, tx 75115
972-230-9000

January 5, 2010

Sherb & Co, LLP
805 Third Ave. – 21st Floor
New York, NY 10022

Gentlemen:

Reference is made to the sum of $2,471,905 (which includes principal and interest) owed to me by Thoroughbreds, Inc. as of December 31, 2009. Please be advised that I will not demand any repayment of either principal or interest prior to April 1, 2011.

Further reference is made to the note owed to me by Millennia, Inc. in the amount of $400,000 plus interest of $118,000 as of December 31, 2009. Please be advised that I will not demand any repayment of either principal or interest on said note prior to April 1, 2011.

Further, I undertake to fund the company's cash needs during calendar year 2010.

Sincerely,

Pam J. Halter